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                                                               EXHIBIT 99.(m)

                       MORGAN STANLEY INSTITUTIONAL FUND, INC.
                      AMENDED AND RESTATED PLAN OF DISTRIBUTION
                               PURSUANT TO RULE 12b-1
                                  CLASS B SHARES

     WHEREAS, Morgan Stanley Institutional Fund, Inc. (the "FUND") is engaged in business as an open-end investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 ACT"); and

     WHEREAS, the Fund has separate series or Portfolios, each of which is a separate pool of assets with its own investment policies (the "PORTFOLIOS"); and each Portfolio may be divided into multiple separate classes including Class B; and

     WHEREAS, the Directors of the Fund have determined that there is a reasonable likelihood that the following Distribution Plan will benefit Class B of each Portfolio and its shareholders; and

     WHEREAS, the Fund and Morgan Stanley Distribution, Inc. (the
"DISTRIBUTOR") have entered into a Distribution Agreement pursuant to which the Fund employs the Distributor in such capacity during the continuous offering of shares of each Portfolio of the Fund; and

     WHEREAS, each current Portfolio of the Fund adopted a Plan of Distribution pursuant to Rule 12b-1 effective on a date shown in Schedule A hereof, as may be amended to include future portfolios of the Fund.

     NOW, THEREFORE, the Fund hereby adopts, and the Distributor hereby agrees to the terms of, this Amended and Restated Plan of Distribution Pursuant to Rule 12b-1 (the "PLAN") on the following terms and conditions with respect to Class B of each Portfolio of the Fund:

     1. (a) The Distributor is authorized, pursuant to this Plan, to accept payments made to it and to make payments on behalf of Class B of each Portfolio to any shareholder servicing agent with which it has entered into a shareholder servicing agreement or to any participating broker/dealer with which it has entered into a broker agreement.

        (b) The Fund shall pay to the Distributor compensation for distribution of Class B shares at the annual rate not to exceed 0.25% of the average daily net assets of the Class B shares of each Portfolio. The amount of such compensation shall be agreed upon by the Board of Directors of the Fund and by the Distributor and shall be calculated and accrued daily and paid monthly or at such other intervals as the Board of Directors and the Distributor shall mutually agree.

     2. The amount set forth in paragraph 1 hereof shall be paid for the Distributor's services as distributor of the Class B shares of the Fund. Such amount may be spent by the Distributor on any activities or expenses primarily intended to result in the sale of Class B shares, including, but not limited to: compensation to and expenses, including overhead and telephone expenses, of employees of the Distributor who engage in or support distribution of Class B shares; printing of prospectuses and reports for other than existing shareholders; preparation, printing and distribution of sales literature and advertising materials; and compensation to broker/dealers who sell Class B shares. The Distributor may negotiate with any such broker/dealer the services to be provided by the broker/dealer to shareholders in connection with the sale of Class B shares, and all or any portion of the compensation paid to the

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Distributor under paragraph 1 hereof may be reallocated by the Distributor to broker/dealers who sell Class B shares.

     3. (a) Of the total compensation authorized above, the Fund may pay the Distributor for shareholder services in an amount up to 0.25% of the average daily net assets of the Class B shares of any Portfolio which amount will reduce the aggregate Rule 12b-1 compensation received by the Distributor hereunder by such amount.

        (b) Shareholder services may be performed by the Distributor, or the Distributor may enter into agreements with broker/dealers other financial institutions, including fiduciaries and administrators of employee benefit plans, for the performance of such services. Shareholder services may include, but are not limited to, the following services: (i) establishing and maintaining customer accounts and records; (ii) aggregating and processing purchase and redemption requests from customers and placing net purchase and redemption orders with the Distributor; (iii) automatically investing customer account cash balances; (iv) providing periodic statements to their customers; (v) arranging for bank wires; (vi) answering routine customer inquiries concerning their investments in the shares offered in connection with this Plan and related distribution agreement; (vii) assisting customers in changing dividend options, account designations and addresses; (viii) performing sub-accounting functions; (ix) processing dividend payments from the Fund on behalf of customers; (x) forwarding certain shareholder communication:; from the Fund (such as proxies, shareholder reports and dividend, distribution and tax no ices) to customers; and (xi) providing such other similar services as may be reasonably requested to the extent they are permitted to do so under applicable statues, rules and regulations. In addition, the Distributor shall perform or supervise the performance by others of other shareholder services in connection with the operations of Class B shares, as agreed from time to time.

     4. This Plan shall not take effect, with respect to a Portfolio, until it has been approved, together with any related agreements, by votes of majority of the Board of Directors of the Fund and of the Directors who are not "interested persons" of the Fund (as defined in the 1940 Act) and have no direct financial interest in the operation of this Plan or any agreements related to it (the "RULE 12b-1 DIRECTORS"), cast in person at a meeting (or meetings) called for the purpose of voting on this Plan.

     5. This Plan shall continue in effect until April 30, 2006 (or in the case of any portfolio of the Fund added to Schedule A of this Agreement after the date hereof, for an initial period of one year from the date that such portfolio is added), and from year to year thereafter, provided such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 4 hereof.

     6. Any person authorized to direct the disposition of monies paid or payable by the Fund pursuant to this Plan shall provide to the Directors of the Find, and the Directors shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     7. This Plan may be terminated at any time with respect to Class B of any Portfolio by the vote of a majority of the Rule 12b-1 Directors or by the vote of a majority of the outstanding voting securities of Class B of the Portfolio.

     8. This Plan may not be amended to increase materially the amount payable hereunder by a Portfolio unless such amendment is approved by a vote of at least a majority (as defined in the 1940 Act) of the outstanding voting securities of Class B of the Portfolio, and no material amendment to this Plan shall be made unless approved in the manner provided in paragraph 4 hereof.

                                     2

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     9. While this Plan is in effect, the selection and nomination of those
Directors who are not interested persons (as defined in the 1940 Act) of the Fund shall be committed to the discretion of the Directors then in office who are not interested persons of the Fund.

     10. The Fund shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 6 hereof, for a period of not less than six years from the date of this Plan, any such agreement or any such report, as the case may be, the first two years in an easily accessible place.

     11. This Plan only relates to Class B of each Portfolio and the fees determined in accordance with paragraph 2 hereof shall be based upon the average daily net assets of the Portfolio attributable to Class B shares. No Portfolio of the Fund shall be responsible for the obligations of any other Portfolio of the Fund.

                                     3

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     IN WITNESS WHEREOF, the Fund and the Distributor have executed this document as of the day and year set forth below in New York, New York.

Dated: December 27, 2005

                                       MORGAN STANLEY INSTITUTIONAL FUND, INC.


                                       By: /s/ Ronald E. Robison
                                           -----------------------------------
                                           Name:  Ronald E. Robison
                                           Title: President and Principal
                                                  Executive Officer

Attest:

/a/ Mary Mullin
---------------------------------------
Name:  Mary Mullin
Title: Secretary

                                       MORGAN STANLEY DISTRIBUTION, INC.


                                       By: /s/ Michael Kiley
                                           ------------------------------------
                                           Name:  Michael Kiley
                                           Title: President

Attest:

/s/ David Breck
---------------------------------------
Name: David Breck
Title: Assistant Secretary

                                                                    SCHEDULE A
                      MORGAN STANLEY INSTITUTIONAL FUND, INC.

                    PORTFOLIOS THAT ADOPTED PLAN OF DISTRIBUTION

            (UPDATED SCHEDULE A APPROVED BY THE BOARD OF DIRECTORS ON FEBRUARY 6, 2006 TO ADD NEW PORTFOLIOS AND TO REMOVE INACTIVE PORTFOLIOS)

                                                                      EFFECTIVE DATE OF PLAN AND AMENDMENTS
PORTFOLIO NAME                                                        THERETO
--------------                                                        -------------------------------------
1.  Active International Allocation Portfolio (FORMERLY               12/29/95, as amended on 12/11/97 and 4/29/05
    ACTIVE COUNTRY ALLOCATION PORTFOLIO)
2.  Emerging Markets Portfolio                                        12/29/95, as amended on 12/11/97 and 4/29/05
3.  Emerging Markets Debt Portfolio                                   12/29/95, as amended on 12/11/97 and 4/29/05
4.  Equity Growth Portfolio                                           12/29/95, as amended on 12/11/97 and 4/29/05
5.  Focus Equity Portfolio (FORMERLY AGGRESSIVE EQUITY                12/29/95, as amended on 12/11/97 and 4/29/05
     PORTFOLIO)
6.  Global Franchise Portfolio                                        10/18/2001 and 4/29/05
7.  Global Value Equity Portfolio (FORMERLY GLOBAL                    12/29/95, as amended on 12/11/97 and 4/29/05
    EQUITY PORTFOLIO)
8.  International Equity Portfolio (FORMERLY EUROPEAN                 12/29/95, as amended on 12/11/97 and 4/29/05
    EQUITY PORTFOLIO)
9.  International Growth Equity Portfolio                             10/27/05
10. International Magnum Portfolio                                    3/15/96, as amended on 12/11/97 and 4/29/05
11. International Real Estate Portfolio (FORMERLY                     10/1/97, as amended on 12/11/97 and 4/29/05
    EUROPEAN REAL ESTATE PORTFOLIO)
12. International Small Cap Portfolio                                 12/29/95, as amended on 12/11/97 and 4/29/05
13. Money Market Portfolio                                            2/9/98 and 4/29/05
14. Municipal Money Market Portfolio                                  12/29/95, as amended on 12/11/97 and 4/29/05
15. Small Company Growth Portfolio (FORMERLY EMERGING                 12/29/95, as amended on 12/11/97 and 4/29/05
    GROWTH PORTFOLIO)
16. Systematic Active Large Cap Core Portfolio                        2/6/06
17. Systematic Active Small Cap Core Portfolio                        2/6/06
18. Systematic Active Small Cap Value Portfolio                       2/6/06
19. Systematic Active Small Cap Growth Portfolio                      2/6/06
20. U.S. Real Estate Portfolio                                        12/29/95, as amended on 12/11/97 and 4/29/05
21. Value Equity Portfolio                                            12/29/95, as amended on 12/11/97 and 4/29/05



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